Exhibit 4.1

MAGELLAN HEALTH, INC.,

Issuer

U.S. BANK NATIONAL ASSOCIATION,

Trustee

INDENTURE

Dated as of [          ]

Senior Debt Securities

MAGELLAN HEALTH, INC.

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
Section 310 (a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08 and 6.10(d)
(c)	Not Applicable
Section 311 (a)	6.13(a) and 6.13(c)
(b)	6.13(b) and 6.13(c)
(c)	Not Applicable
Section 312 (a)	7.01 and 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
Section 313 (a)	7.03(a)
(b)	7.03(b)
(c)	7.03(a) and 7.03(b)
(d)	7.03(d)
Section 314 (a)	7.04
(a)(4)	11.04
(b)	Not Applicable
(c)	1.02
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
Section 315 (a)	6.01(a)
(b)	6.02 and 7.03(a)(7)
(c)	6.01(b)
(d)	6.01(c)
(d)(1)	6.01(a)(1)
(d)(2)	6.01(c)(2)
(d)(3)	6.01(c)(3)
(e)	5.14
Section 316 (a)(1)(A)	5.02 and 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
Section 317 (a)(1)	5.03
(a)(2)	5.04
(b)	12.03
Section 318 (a)	1.06

* This Cross Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

2

INDENTURE dated as of             ,        between MAGELLAN HEALTH, INC., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

The Company has duly authorized the execution and delivery of this Indenture (as defined herein) to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (herein called the “Securities”) to be issued in one or more series as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company proposes to do all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Securities of each series thereof, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.                          Definitions.  For all purposes of this Indenture and all Securities issued hereunder, except as otherwise expressly provided or unless the context otherwise requires:

1.                                      the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

2.                                      all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

3.                                      all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date or time of such computation; and

4.                                      the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Three and Article Six, are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” means, with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized to authenticate and deliver Securities on behalf of the Trustee for the Securities of any series.

“Authorized Officer” has the meaning specified in Section 1.05.

“Bearer Security” means any Security established pursuant to Section 2.01 which is payable to bearer.

“Board of Directors” means, when used with reference to the Company, either the board of directors or any duly authorized committee of that board or any director or directors and/or officer or officers to whom that board or committee shall have duly delegated its authority, of the Company.

“Board Resolution” means, when used with reference to the Company, (1) a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, as the case may be, to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors or officer or officers to whom the Board of Directors of the Company shall have duly delegated its authority, and delivered to the Trustee for the Securities of any series.

“Business Day” means, with respect to any series of Securities, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York or in the city where the office or agency for payment on the Securities is maintained.

“Capital Stock” means, with respect to any Person, shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” and “Company Order” means a written request or order signed in the name of the Company, as the case may be by (1) the Chairman of the Board, a Vice Chairman of the Board,  the Chief Executive Officer, the President or a Vice President (any reference herein to a Vice President of the Company shall be deemed to include any Vice President of the Company, whether or not designated by a number or word or words added before or after the title “Vice President”) and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, as the case may be, or (2) any two Persons designated in a Company Order signed by two officers in accordance with clause (1) of this definition and previously delivered to the Trustee for Securities of any series.

“Corporate Trust Office” means the office of the Trustee for Securities of any series at which at any particular time its corporate trust business shall be principally administered, which office of U.S. Bank National Association, at the date of the execution of this Indenture, is located at Global Corporate Trust Services, James Center II, 1021 East Cary Street, Suite 1850, Richmond, Virginia 23219, Attention: Elizabeth A. Boyd, Vice President, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” includes corporations, limited liability companies, associations, companies and business trusts.

“coupon” means any interest coupon appertaining to a Bearer Security.

“Covenant Defeasance” has the meaning specified in Section 4.03.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of a Global Security, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Dollars” and the sign “$” mean the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.

“Electronic Means” means the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, as in force at the date as of which this Indenture was executed; provided, however, that in the event the Securities Exchange Act of 1934 is amended after such date, “Exchange Act” means, to the extent required by any such amendment, the Securities Exchange Act of 1934 as so amended.

“Foreign Currency” means a currency issued and actively maintained as a country’s recognized unit of domestic exchange by the government of any country other than the United States or by any recognized confederation or association of such governments, and such term shall include, without limitation, the euro.

“Global Securities” means Securities in global form.

“Government Obligations” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness.

“Guarantor” means with respect to Securities of any series, any Domestic Subsidiary who has guaranteed the Company’s obligations under this Indenture and with respect to such series of Securities pursuant to Article 10 hereof; provided that upon the release and discharge of any Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Holder” means, when used with respect to any Security, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register, and in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, means any bearer thereof.

“Identifying Numbers” has the meaning specified in Section 2.04.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of a particular series of Securities established as contemplated by Section 3.01.

“Indexed Security” means any Security as to which the amount of payments of principal (and premium, if any) and/or interest, if any, due thereon is determined with reference to the rate of exchange between the currency or currency unit in which the Security is denominated and any other specified currency or currency unit, to the relationship between two or more currencies or currency units, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas, all as specified in accordance with Section 3.01.

“Instructions” has the meaning specified in Section 1.05.

“interest” means, when used with respect to an OID Security which by its terms bears interest only after Maturity, interest payable after Maturity.

“Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Issue Date” means the date on which the Securities of a particular series are originally issued under this Indenture.

“Judgment Date” has the meaning specified in Section 5.16.

“Legal Defeasance” has the meaning specified in Section 4.02.

“Market Exchange Rate” means, with respect to any Foreign Currency or currency unit on any date, unless otherwise specified in accordance with Section 3.01, the noon buying rate in The City of New York for cable transfers in such Foreign Currency or currency unit as certified or customs purposes by the Federal Reserve Bank of New York for such Foreign Currency or currency unit.

“Maturity” means, when used with respect to any Security, the date on which the principal (or, if the context so requires, in the case of an OID Security, a lesser amount or, in the case of an Indexed Security, an amount determined in accordance with the specified terms of that Security) of that Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the holder, pursuant to any sinking fund or otherwise.

“Notice of Default” has the meaning specified in Section 5.01(3).

“Officer’s Certificate” means, when used with reference to the Company, a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, a Vice President (any reference herein to a Vice President of the Company, as the case may be, shall be deemed to include any Vice President of the Company, as the case may be, whether or not designated by a number or a word or words added before or after the title “Vice President”), the Chief Financial Officer, the Treasurer, the Controller or the Secretary of the Company, as the case may be, and delivered to the Trustee for the Securities of any series.

“OID Security” means a Security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest thereon) less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel to the Company or may be other counsel reasonably satisfactory to the Trustee for the Securities of any series.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

1.                                      Securities theretofore cancelled by the Trustee for such Securities or delivered to such Trustee for cancellation;

2.                                      Securities or portions thereof for whose payment or redemption money in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee for such Securities or any Paying Agent (other than the Company or any other obligor upon the Securities) in trust or set aside and segregated in trust by the Company or any other obligor upon the Securities (if the Company or any other obligor upon the Securities shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory to such Trustee has been made; and

3.                                      Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented proof satisfactory to the Trustee for such Securities that any such Securities are held by a bona fide holder in due course;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, (a) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee for such Securities shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which such Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of such Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, (b) the principal amount of an OID Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration pursuant to Section 5.02.

“Paying Agent” means U.S. Bank National Association or any other Person authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Securities of any series on behalf of the Company.

“Person” means any individual, firm, corporation, partnership, association, joint venture, tribunal, limited liability company, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization.

“Place of Payment” means, when used with respect to the Securities of any particular series, the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series are payable, as contemplated by Section 3.01 and 11.02.

“Predecessor Security” means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains, as the case may be.

“Redemption Date” means, when used with respect to any Security to be redeemed in whole or in part, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to the terms of this Indenture or in any Security issued hereunder.

“Registered Security” means any Security established pursuant to Section 2.01 which is registered in the Security Register.

“Regular Record Date” means, with respect to the interest payable on any Interest Payment Date on the Registered Securities of any series, the date, if any, specified for that purpose as contemplated by Section 3.01 whether or not a Business Day.

“Responsible Officer” means, when used with respect to the Trustee for any series of Securities, (i) any vice president, assistant vice president, treasurer, assistant treasurer or any trust officer of the Trustee or (ii) any other officer of the Corporate Trust Department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who is charged with the administration of this Indenture.

“Securities” means securities evidencing unsecured senior indebtedness of the Company authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“series” of Securities means all Securities denoted as part of the same series authorized by or pursuant to a particular Board Resolution or particular Board Resolutions.

“Special Record Date” means, with respect to the payment of any Defaulted Interest on the Registered Securities of any series, a date fixed by the Trustee for such series pursuant to Section 3.07.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Substitute Date” has the meaning specified in Section 5.16.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument and, subject to the provisions of Article Six hereof, shall also include its successors and assigns as Trustee hereunder. If there shall be at one time more than one Trustee hereunder, “Trustee” shall mean each such Trustee and shall apply to each such Trustee only with respect to those series of Securities with respect to which it is serving as Trustee.

“United States” means, unless otherwise specified with respect to Securities of any series, the United States of America (including the states and the District of Columbia), its territories, its possessions (which include, at the date of this Indenture, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) and other areas subject to its jurisdiction.

“Unregistered Security” means any Security other than a Registered Security.

“Yield to Maturity” means, when used with respect to any OID Security, the yield to maturity, if any, set forth on the face thereof.

Section 1.02.                          Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee for any series of Securities to take any action under any provision of this Indenture or any supplement hereto, the Company shall furnish to such Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate (other than certificates provided pursuant to Section 11.04) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

1.                                      a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

2.                                      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

3.                                      a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

4.                                      a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.                          Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to matters upon which his certificate or opinion is based are erroneous.

Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.                          Acts of Holders.

a.                                      Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee for the appropriate series of Securities and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee for the appropriate series of Securities and the Company and any agent of such Trustee or the Company, if made in the manner provided in this Section.

The Company may at its discretion set a record date for purposes of determining the identity of Holders of Registered Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, but the Company shall have no obligation to do so. If not set by the Company prior to the first solicitation of Holders of Registered Securities of a particular series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be 30 days prior to the first solicitation of such vote or consent. Upon the fixing of such a record date, those persons who were Holders of Registered Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled with respect to such Registered Securities to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

b.                                      The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority, or may be proved in such other manner as shall be deemed sufficient by the Trustee.

c.                                       The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee for the appropriate series of Securities deems reasonably sufficient.

d.                                      The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

e.                                       The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee for such

Securities to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by such Trustee to be satisfactory. The Trustee for such Securities and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, (2) such Bearer Security is produced to such Trustee by some other Person, (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner which the Company and the Trustee for such Securities deem sufficient.

f.             Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee for such Securities, the Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05.         Notices, Etc., to Trustee and the Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with shall be sufficiently given if written and (a) if delivered in person when received or (b) if mailed by first class mail 5 days after mailing, or (c) as between the Company and the Trustee if sent by facsimile transmission, when transmission is confirmed or Electronic Means, in each case addressed as follows:

if to the Company:

Magellan Health, Inc.
4800 N. Scottsdale Road, Suite 4400
Scottsdale, Arizona 85251
Facsimile: (888) 656-0452
Attention: Daniel N. Gregoire

E-mail: dngregoire@magellanhealth.com

if to the Trustee:

U.S. Bank National Association
Global Corporate Trust Services
James Center II
1021 East Cary Street, Suite 1850
Richmond, Virginia 23219
Facsimile: (804) 343-1572
Attention: Elizabeth A. Boyd, Vice President

E-mail: elizabeth.boyd@usbank.com

The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be sent to the registered Holders as shown on the register kept by the Security Registrar. Any notice or communication also shall be so sent to any Person described in Trust Indenture Act § 313(c), to the extent required by the Trust Indenture Act.  Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If the Company sends a notice or communication to Holders, it shall send a copy to the Trustee at the same time.

Notwithstanding any other provision of this Indenture or any Global Security, where this Indenture or any Global Security provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the applicable procedures of the Depositary.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means.  If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an officer authorized by the Company to do so (an “Authorized Officer”) have been sent by such Authorized Officer.  The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company.  The Company agrees: (i) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (ii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iii) to notify the Trustee as promptly as practicable upon learning of any compromise or unauthorized use of the security procedures.

Section 1.06.         Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control.

If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.07.         Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08.         No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture or agreement may not be used to interpret this Indenture.

Section 1.09.         Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10.         Separability Clause.  In case any provision in this Indenture or in the Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.         Benefits of Indenture.  Nothing in this Indenture or in the Securities or in any coupons appertaining thereto, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar, an Authenticating Agent and their successors hereunder and the Holders of Securities or coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.         Governing Law.  This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 1.13.         Non-Business Day.  Unless otherwise stated with respect to Securities of any series, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of a Security of any particular series shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Indenture or of the Securities or coupons) payment of principal of (and premium, if any) and interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.14.         Immunity of Incorporators, Stockholders, Directors and Officers.  No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on any Security or coupon of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, director, officer or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this

Indenture and all the Securities and coupons of each series are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, director, officer or employee, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or coupons of any series, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities and coupons of each series.

Section 1.15.         Counterpart Originals.  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 1.16.         Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 1.17.         Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.18.         U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE 2
SECURITY FORMS

Section 2.01.         Forms of Securities.  The Securities, if any, of each series shall be in such form or forms (including global form) as shall be established by or pursuant to a Board Resolution of the Company or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may reasonably deem appropriate and as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange, automated quotation system or clearing agency or to conform to usage, as may, consistently herewith, be determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons. If temporary Securities of any series are issued in global form as permitted by Section 3.04, the form thereof shall be established as provided in the preceding sentence.

The definitive Securities and coupons, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution thereof.

Section 2.02.         Form of Trustee’s Certificate of Authentication.  The Certificate of Authentication on all Securities shall be in substantially the following form:

“This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

U.S. Bank National Association,

as Trustee

By

Authorized Signatory

Section 2.03.         Securities in Global Form.  If any Security of a series is issuable in global form, such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges, cancellations, redemptions or similar actions.  Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Security.

Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

Any Security issued in global form shall bear the following legend:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF

THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, HAS AN INTEREST HEREIN.

Section 2.04.         CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) or other identifying numbers (“Identifying Numbers”) and, if so, the Trustee shall use such Identifying Numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such Identifying Numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identifying numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the Identifying Numbers.

ARTICLE 3
THE SECURITIES

Section 3.01.         Title; Payment and Terms.  The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Indenture is unlimited. The Securities may be issued up to the aggregate principal amount of Securities from time to time authorized by or pursuant to Board Resolutions of the Company.

The Securities may be issued in one or more series, each of which shall be issued pursuant to Board Resolutions of the Company. There shall be established in one or more Board Resolutions or pursuant to one or more Board Resolutions of the Company and, subject to Section 3.03, set forth in, or determined in the manner provided in, an Officer’s Certificate of the Company, or established in one or more supplemental indentures hereto, prior to the issuance of Securities of any series all or any of the following, as applicable (each of which, if so provided, may be determined from time to time by the Company with respect to unissued Securities of that series and set forth in the Securities of that series when issued from time to time):

1.             the title of the Securities of that series (which shall distinguish the Securities of that series from all other series of Securities);

2.             any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 12.07 hereof) and whether that series may be reopened for additional Securities of that series; in the event that such series of Securities may be reopened from time to time for issuance of additional Securities of such series, the terms thereof shall indicate whether any such additional Securities shall have the same terms as the prior Securities of such series or whether the Company may establish additional or different terms with respect to such additional Securities;

3.             whether Securities of that series are to be issuable as Registered Securities, Bearer Securities or both and any restrictions on the exchange of one form of Securities for another and on the offer, sale and delivery of the Securities in either form;

4.             the date or dates (or manner of determining the same) on which the principal of the Securities of that series is payable (which, if so provided in such Board Resolutions, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time);

5.             the rate or rates (or the manner of calculation thereof) at which the Securities of that series shall bear interest (if any), the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable (or manner of determining the same) and the Regular Record Date for the interest payable on any Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.07;

6.             the place or places where, subject to the provisions of Section 11.02, the principal of (and premium, if any) and interest, if any, on Securities of that series shall be payable, any Registered Securities of that series may be surrendered for registration of transfer, any Securities of that series may be surrendered for exchange, and notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served;

7.             the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), the currency or currency unit in which, and the terms and conditions upon which Securities of that series may be redeemed, in whole or in part, at the option of the Company, and any remarketing arrangements with respect to the Securities of that series;

8.             the obligation, if any, of the Company to redeem, repay or purchase Securities of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), the currency or currency unit in which, and the terms and conditions upon which, Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

9.             if the currency in which the Securities of that series shall be issuable is Dollars, the denominations in which any Registered Securities of that series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any Bearer Securities of that series shall be issuable, if other than the denomination of $5,000;

10.          if other than the principal amount thereof, the portion of the principal amount of Securities of that series which shall be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

11.          the inapplicability of any Event of Default or covenant set forth in Article 11 hereof to the Securities of that series, or the applicability of any other Events of Defaults or covenants in addition to the Events of Default or covenants set forth herein to Securities of that series;

12.          if a Person other than U.S. Bank National Association is to act as Trustee for the Securities of that series, the name and location of the Corporate Trust Office of such Trustee;

13.          if the Securities of such series are issuable as Indexed Securities, the manner in which the amount of payments of principal of (and premium, if any) and interest, if any, on that series shall be determined;

14.          if the Securities of that series do not bear interest, the applicable dates for purposes of Section 7.01;

15.          if other than as set forth in Article Four, provisions for the satisfaction and discharge of this Indenture with respect to the Securities of that series;

16.          the date as of which any Bearer Securities of that series and any Global Security representing Outstanding Securities of that series shall be dated if other than the date of original issuance of the first Security of that series to be issued;

17.          whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities and, in such case, the Depositary, if any, for such Global Security or Securities, whether such global form shall be permanent or temporary;

18.          whether the Securities of the series may be represented initially by a Security in temporary or permanent global form and, if so, the Depositary with respect to any such temporary or permanent Global Security, and if other than as provided in Section 3.04 or 3.05 hereof, as applicable, whether and the circumstances under which beneficial owners of interests in any such temporary or permanent Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination;

19.          the extent and manner, if any, to which payment on or in respect of Securities of that series will be subordinated to the prior payment of other liabilities and obligations of the Company;

20.          whether payment of any amount due under such Securities will be guaranteed by one or more guarantors, including Subsidiaries of the Company;

21.          the forms of the Securities of that series; and

22.          any other terms of that series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act).

All Securities of any particular series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except as to denomination, rate of interest, Stated Maturity and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such Board Resolutions and set forth in such Officer’s Certificate relating thereto or provided in or pursuant to any supplemental indenture hereto. The terms of such Securities, as set forth above, may be determined by the Company from time to time if so provided in or established pursuant to the authority granted in Board Resolutions. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series, without the consent of the Holders thereof.

Prior to the delivery of a Security of any series in any such form to the Trustee for the Securities of such series for authentication, the Company shall deliver to such Trustee the following:

1.             The Board Resolutions of the Company by or pursuant to which such form of Security have been approved and, if applicable, the supplemental indenture by or pursuant to which such form of Security has been approved;

2.             An Officer’s Certificate of the Company dated the date such Certificate is delivered to such Trustee satisfying the requirements of Sections 1.02 and 1.03, and stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in such forms have been complied with; and

3.             An Opinion of Counsel satisfying the requirements of Sections 1.02 and 1.03 substantially to the effect:

i.              that such Securities when executed and delivered by the Company to such Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee, and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Notwithstanding the provisions of this Section 3.01 hereof, if all the Securities of a series are not to be issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to this Section 3.01 hereof and the Opinion of Counsel required by the preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued and, after any such first delivery, any separate written request by the Company that the Trustee authenticate Securities of such series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with.

Section 3.02.         Denominations and Currencies.  Unless otherwise provided with respect to any series of Securities as contemplated by Section 3.01, any Registered Securities of a series other than Registered Securities issued in global form (which may be of any denomination) shall be issuable in denominations of $1,000 and any integral multiple thereof, and any Bearer Securities of a series other than Bearer Securities issued in global for (which may be of any denomination) shall be issuable in the denomination of $5,000, or the equivalent amounts thereof in the case of Registered Securities and Bearer Securities denominated in a Foreign Currency or currency unit.

Section 3.03.         Execution, Authentication, Delivery and Dating.  The Securities and any related coupons shall be executed on behalf of the Company by its Chairman of the Board, a Vice Chairman of the Board, or its President, Chief Executive Officer or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series together with any coupons appertaining thereto, executed by the Company to the Trustee for the Securities of such series for authentication, together with a Company Order for the authentication and delivery of such Securities, and such Trustee, in accordance with the Company Order, shall authenticate and deliver such Securities; provided, however, that, during the “restricted period” (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations), no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided, further, that a Bearer Security may be delivered outside the United States in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished such Bearer Security to the Trustee for the Securities of such series a certificate substantially in a form acceptable to the Trustee and other documentation the Trustee may reasonably request. If any Security shall be represented by a permanent Global Security, then, for purposes of this Section and Section 3.04, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary Global Security shall be deemed to be delivery in connection with the original issuance of such beneficial owner’s interest in such permanent Global Security. Except as permitted by Sections 3.06 or 3.07, the Trustee for the Securities of a series shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured other than matured coupons in default have been detached and cancelled. If all the Securities of any one series are not to be issued at one time and if a Board Resolution relating to such Securities shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities, including, without limitation, procedures with respect to interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue.

Each Registered Security shall be dated the date of its authentication, and, unless otherwise specified as contemplated by Section 3.01, each Bearer Security shall be dated as of the date of original issuance of the first Security of such series to be issued.

No Security or coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein manually executed by the Trustee for such Security or on its behalf, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

In case any Securities shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such Trustee, or any successor Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.

Each Depositary designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 3.04.         Temporary Securities.  Until certificates representing Securities of any series are ready for delivery, the Company may execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, temporary Securities, which are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, with like terms and conditions as the definitive Securities of like series in lieu of which they are issued in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Any such temporary Securities may be in global form, representing such of the Outstanding Securities of such series as shall be specified therein.  Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities of the same series in exchange for temporary Securities. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.05.         Registration, Registration of Transfer and Exchange.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee for the Securities of each series a register (the register maintained in such office being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee for the Securities of each series is hereby initially appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities of such series as herein provided.

The Security Registrar shall maintain on behalf of the Company a full and complete list of names and addresses of all Holders of Securities issued by the Company pursuant to this Indenture and any indenture supplemental hereto, and the principal amount of Securities held by such Holder.

Upon surrender for registration of transfer of any Registered Security of any particular series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee for the Securities of each series shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions.

Except as set forth below, at the option of the Holder, Registered Securities of any particular series may be exchanged for other Registered Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee for such Securities shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Except as otherwise specified pursuant to Section 3.01, Registered Securities may not be exchanged for Bearer Securities.

Notwithstanding any other provision of this Section or Section 3.04, unless and until it is exchanged in whole or in part for Registered Securities in definitive form, a Global Security representing all or a portion of the Registered Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If (but not only if) permitted by the applicable Board Resolution and (subject to Section 3.08) set forth in the applicable Officer’s Certificate, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and with like terms and provisions upon surrender of the Bearer Securities to be exchanged at any office or agency of the Company in a Place of Payment for that series, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company (or to the Trustee for the Security in case of matured coupons in default) in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and such Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 11.02, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency of the Company in a Place of Payment for that series located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and with like terms and conditions after the close of business at such office or agency on or after (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be (or, if such coupon is so surrendered with such Bearer Security, such coupon shall be returned to the person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee for such Securities shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

If at any time the Depositary for Securities of a series in registered form notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.03, the Company shall appoint a successor Depositary with respect to the Securities for such series. If (i) a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) the Company delivers to the Trustee for Securities of such series in registered form a Company Order stating that the Securities of such series shall be exchangeable, or (iii) an Event of Default under Section 5.01 hereof has occurred and is continuing with respect to the Securities of such series, the Company’s election pursuant to Section 3.01 shall no longer be effective with respect to the Securities for such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

The Company may at any time and in its sole discretion determine that the Registered Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Registered Securities of such series, will authenticate and deliver, Registered Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

If specified by the Company pursuant to Section 3.01 with respect to a series of Securities in registered form, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, without service charge, (i) to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (ii) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

Upon the exchange of a Global Security for Securities in definitive form representing the aggregate principal amount of such Global Security, such Global Security shall be cancelled by the Trustee. Registered Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Registered Securities to the persons in whose names such Securities are so registered.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such series duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 12.07 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 12.04 and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption as a whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor; provided, however, that such Registered Security shall be simultaneously surrendered for redemption.

Furthermore, notwithstanding any other provision of this Section 3.05, the Company will not be required to exchange any Securities if, as a result of the exchange, the Company would suffer adverse consequences under any United States law or regulation.

None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for the Depositary, including any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.06.         Mutilated, Destroyed, Lost and Stolen Securities and Coupons.  If (i) any mutilated Security or a Security with a mutilated coupon appertaining thereto is surrendered to the Trustee for such Security or the Company and the Trustee for a Security receive evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) there is delivered to the Company and such Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or such Trustee that such Security or coupon has been acquired by a bona fide or protected purchaser, the Company shall execute and upon its request such Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, or in exchange for the Security to which a mutilated, destroyed, lost or stolen coupon appertains (with all appurtenant coupons not mutilated, destroyed, lost or stolen) a new Security of the same series and in a like principal amount and of a like Stated Maturity and with like terms and conditions, and bearing a number not contemporaneously outstanding with coupons corresponding to the coupons, if any, appertaining to such mutilated, destroyed, lost or stolen Security or to the Security to which such mutilated, destroyed, lost or stolen coupon appertains.

In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon (without surrender thereof except in the case of a mutilated Security or coupon) if the applicant for such payment shall furnish to the Company and the Trustee for such Security such security or indemnity as may be required by them to save each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Company and such Trustee and any agent of any of them of the destruction, loss or theft of such Security and the ownership thereof; provided, however, that the principal of (and premium, if any) and interest, if any, on Bearer Securities shall, except as otherwise provided in Section 11.02, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.01, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee for such Security) connected therewith.

Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security, or in exchange for a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and each such new Security shall be at any time enforceable by anyone, and each such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series and their coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 3.07.         Payment of Interest; Interest Rights Preserved.  Interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the Corporate Trust Office or, at the option of the Company (i) in the case of Registered Securities, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) in the case of Bearer Securities, upon presentation and surrender of the appropriate coupon appertaining thereto or by transfer to an account maintained by the payee with a bank located outside the United States.  Notwithstanding the foregoing, a Holder of $1,000,000 or more in aggregate principal amount of Securities of any series in definitive form, whether having identical or different terms and provisions, having the same Interest Payment Dates will, at the option of the Company, be entitled to receive interest payments, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee for the Securities of such series at least 15 days prior to the applicable Interest Payment Date. Any wire instructions received by the Trustee for the Securities of such series shall remain in effect until revoked by the Holder.

Any interest on any Registered Security of any particular series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

1.             The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of that series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee for the Registered Securities of such series in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of that series and the date of the proposed payment, and at the same time the Company shall deposit with such Trustee an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series), equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to such Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, or sent pursuant to the applicable procedures of the Depositary, to each Holder of Registered Securities of that series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such

Defaulted Interest and the Special Record Date therefor having been mailed or sent as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of that series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

2.             The Company may make payment of any Defaulted Interest on Registered Securities of any particular series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee for the Securities of such series of the proposed manner of payment pursuant to this clause, such manner of payment shall be deemed practicable by such Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.08.         Persons Deemed Owners.  Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee for such Security and any agent of the Company or such Trustee may treat the Person in whose name any such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, such Trustee or any agent of the Company or such Trustee shall be affected by notice to the contrary.

Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee for such Security and any agent of the Company or such Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Bearer Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and none of the Company, such Trustee or any agent of the Company or such Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar or any of their agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.09.         Cancellation.  All Securities and coupons surrendered for payment, redemption, registration of transfer or exchange, or delivered in satisfaction of any sinking fund payment, shall, if surrendered to any Person other than the Trustee for such Securities, be delivered to such Trustee and, in the case of Registered Securities and matured coupons, shall be promptly cancelled by it. All Bearer Securities and unmatured coupons so delivered to the Trustee for such Securities shall be cancelled by such Trustee. The Company may at any time deliver to the Trustee for Securities of a series for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by such Trustee. Notwithstanding any other provision of this Indenture to the contrary, in the case of a series, all the Securities of which are not to be originally issued at one time, a Security of such series shall not be deemed to have been Outstanding at any time hereunder if and to the extent that, subsequent to the authentication and delivery thereof, such Security is delivered to the Trustee for such Security for cancellation by the Company or any agent thereof upon the failure of the original purchaser thereof to make payment therefor against delivery thereof, and any Security so delivered to such Trustee shall be promptly cancelled by it. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities and coupons held by the Trustee for such Securities shall be disposed of by such Trustee in accordance with its standard procedures and a certificate of disposition evidencing such disposition of Securities and coupons shall be provided to the Company by such Trustee upon Company request.

Section 3.10.         Computation of Interest.  Except as otherwise specified as contemplated by Section 3.01 for Securities of any particular series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11.         Ranking.  The Securities shall constitute the senior indebtedness of the Company and shall rank pari passu in right of payment among themselves and with all of the other existing and future senior indebtedness of the Company.

ARTICLE 4
SATISFACTION AND DISCHARGE

Section 4.01.         Option to Effect Legal Defeasance or Covenant Defeasance.  The Company may, at the option of its Board of Directors evidenced by a Board Resolution, set forth in an Officer’s Certificate, or one or more supplemental indentures, with respect to the Securities of any series, elect, at any time, to have either Section 4.02 or 4.03 be applied to all of the Outstanding Securities of that series upon compliance with the conditions set forth below in this Article Four.

Section 4.02.         Legal Defeasance and Discharge.  Upon the Company’s exercise under Section 4.01 of the option applicable to this Section 4.02, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities of the particular series and any coupons appertaining thereto on the date the conditions set forth below in Section 4.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged all the obligations relating to the Outstanding Securities of that series and the Securities of that series, including any coupons appertaining thereto, shall thereafter be deemed to be “Outstanding” only for the purposes of Section 4.06, Section 4.08 and the other Sections of this Indenture referred to below in this Section 4.02, and to have satisfied all of its other obligations under such Securities and any coupons appertaining thereto and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Securities of the particular series and coupons, if any, of such series to receive payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due or on the Redemption Date solely out of the trust created pursuant to this Indenture; (b) the Company’s obligations with respect to such Securities concerning issuing temporary Securities of that series, or, where relevant, registration of such Securities, mutilated, destroyed, lost or stolen Securities of that series and the maintenance of an office or agency for payment and money for Securities payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee for the Securities of that series, and the Company’s obligations in connection therewith; and (d) this Article Four and the obligations set forth in Section 4.06 hereof.

Subject to compliance with this Article Four, the Company may exercise its option under Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Securities of a particular series and any coupons appertaining thereto.

Section 4.03.         Covenant Defeasance.  Upon the Company’s exercise under Section 4.01 of the option applicable to this Section 4.03, the Company shall be released from any obligations under the covenants contained in Sections 7.04 and 8.01 hereof (and any other covenant in addition to those set forth herein applicable to Securities of any series pursuant to Section 3.01 hereof specified to be released as provided under this Section 4.03) with respect to the Outstanding Securities of the particular series, along with any additional covenants contained in such Security or any supplemental indenture in connection therewith, on and after the date the conditions set forth below in Section 4.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of that series and any coupons appertaining thereto shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities of that series and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or Event of Default under subsection 5.01(3) but, except as specified above, the remainder of this Indenture and the Securities of that series shall be unaffected thereby.

Section 4.04.         Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to the application of either Section 4.02 or Section 4.03 to the Outstanding Securities of a particular series:

a.             the Company must irrevocably deposit, or cause to be irrevocably deposited, with the Trustee for the Securities of that series, in trust, for the benefit of the Holders of the Securities of that series, cash, Government Obligations, or a combination thereof in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of (and premium, if any) and interest, if any, due on the outstanding Securities of that series and any related coupons at the Stated Maturity, or on the applicable Redemption Date, as the case may be, with respect to the outstanding Securities of that series and any related coupons;

b.                                      in the case of Legal Defeasance, the Company shall have delivered to the Trustee for the Securities of that series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions, (1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

c.                                       in the case of Covenant Defeasance, the Company shall have delivered to the Trustee for the Securities of that series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

d.                                      no Event of Default or event which with the giving of notice or the lapse of time, or both, would become an Event of Default with respect to the Securities of that series shall have occurred and be continuing on the date of such deposit (other than any event resulting from the borrowing of funds to be applied to make such deposit);

e.                                       such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company is a party or by which the Company is bound; and

f.                                        the Company shall have delivered to the Trustee for the Securities of that series an Officer’s Certificate and an Opinion of Counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 4.05.                          Satisfaction and Discharge of Indenture.  This Indenture will be discharged and will cease to be of further effect as to all Securities of any particular series issued hereunder when either (i) all Securities of that series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (except (A) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 3.05, (B) lost, stolen or destroyed Securities or coupons of such series which have been replaced or paid as provided in Section 3.06, (C) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender is not required as provided in Section 12.06 and (D) Securities and coupons of such series for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company or discharged from such trust, as provided in the last paragraph of Section 11.03) have been delivered to the Trustee for the Securities of that series for cancellation or (ii) (A) all Securities of that series and any coupons appertaining thereto not theretofore delivered to Trustee for cancellation are due and payable by their terms within one year or have become due and payable by reason of the making of a notice of redemption and the Company has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of cash in any combination of currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) sufficient to pay and discharge the entire indebtedness on such Securities and coupons not theretofore delivered to the Trustee for the Securities of that series for cancellation for principal (and premium, if any) and accrued and unpaid interest, if any, to the Stated Maturity or Redemption Date, as the case may be; (B) no Event of Default or event which with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 5.01(4) or Section 5.01(5) shall have occurred and be continuing on the 123rd day after such date; (C) the Company has paid, or caused to be paid, all sums payable by it under this Indenture; and (D) the Company has delivered irrevocable instructions to the Trustee for the Securities of that series under this Indenture to apply the deposited money toward the payment of such Securities and coupons at the Stated Maturity or the Redemption Date, as the case may be. In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee for the Securities of that series stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 4.06.                          Survival of Certain Obligations.  Notwithstanding the satisfaction and discharge of this Indenture and of the Securities of a particular series referred to in Sections 4.01, 4.02, 4.04, or 4.05, the respective obligations of the Company and the Trustee for the Securities of a particular series under Sections 3.03, 3.04, 3.05, 3.09, 4.07, 4.08, 4.09, 4.10, and 5.08, Article Six, and Sections 7.01, 7.02, 11.02, 11.03 and 11.05, shall survive with respect to Securities of that series until the Securities of that series are no longer outstanding, and thereafter the obligations of the Company and the Trustee for the Securities of a particular series with respect to that series under Sections 4.07, 4.08, 4.09, and 4.10 shall survive. Nothing contained in this Article Four shall abrogate any of the obligations or duties of the Trustee of any series of Securities under this Indenture.

Section 4.07.                          Acknowledgment of Discharge by Trustee.  Subject to Section 4.10, after (i) the conditions of Section 4.04 or 4.05 have been satisfied with respect to the Securities of a particular series, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee for the Securities of that series an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee for the Securities of that series upon written request shall acknowledge in writing the discharge of all of the Company’s obligations under this Indenture except for those surviving obligations specified in this Article Four.

Section 4.08.                          Application of Trust Moneys.  All money and Government Obligations (including the proceeds thereof) deposited with the Trustee for the Securities of a particular series pursuant to Section 4.04 or 4.05 in respect of the Securities of that series shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Securities and all related coupons of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee for the Securities of a particular series against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 4.04 or 4.05 with respect to the Securities of that series or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities of that series.

Section 4.09.                          Repayment to the Company; Unclaimed Money.  The Trustee and any Paying Agent for a series of Securities shall promptly pay or return to the Company upon Company Order any cash or Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest, if any, on the Securities and all related coupons for Securities of that series for which cash or Government Obligations have been deposited pursuant to Section 4.04 or 4.05.

Any money deposited with the Trustee or any Paying Agent for the Securities of any series, or then held by the Company, in trust for the payment of the principal of (and premium, if any) and interest, if any, on any Security of any particular series and all related coupons appertaining thereto and remaining unclaimed for two years after such principal (and premium, if any) and interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trusts; and the Holder of such Security and all related coupons shall, thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of such Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that such Trustee or such Paying Agent, before being required to make any such repayment may give written notice to the Holder of such Security in the manner set forth in Section 1.05, that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Company, as the case may be.

Section 4.10.                          Reinstatement.  If the Trustee or Paying Agent for a series of Securities is unable to apply any cash or Government Obligations, as applicable, in accordance with Section 4.02, 4.03, 4.04 or 4.05 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities of that series shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02, 4.03, 4.04 or 4.05 until such time as the Trustee or Paying Agent for that series is permitted to apply all such cash or Government Obligations in accordance with Section 4.02, 4.03, 4.04 or 4.05; provided, however, that if the Company has made any payment of principal (and premium, if any) and interest, if any, on any Securities and any related coupons because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities and such coupons to receive such payment from the cash or Government Obligations, as applicable, held by such Trustee or Paying Agent.

ARTICLE 5
REMEDIES

Section 5.01.                          Events of Default.  “Event of Default” wherever used herein with respect to any particular series of Securities means any one of the following events and such other events as may be established with respect to the Securities of such series as contemplated by Section 3.01 (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

1.                                      default in the payment of any installment of interest upon any Security of that series and any related coupon when it becomes due and payable, and continuance of such default for a period of 30 days; or

2.                                      default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity or default in the deposit of any sinking fund payment when and as due by the terms of any Security of that series; or

3.                                      default in the performance of, or breach of, any covenant or warranty of the Company in respect of any Security of that series contained in this Indenture or in such Securities (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and continuance of such default or breach for a period of 75 days after there has been given, by registered or certified mail, to the Company by the Trustee for the Securities of such series or to the Company and such Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

4.                                      the Company shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the Company shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the Company) of it or for all or a substantial part of its property; or the Company shall make a general assignment for the benefit of creditors; or the Company shall take any corporate action in furtherance of any of the foregoing; or

5.                                      an involuntary case or other proceeding shall be commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of the Company or any substantial part of its property; and such case or other proceeding (A) results in the entry of an order for relief or a similar order against the Company or (B) shall continue unstayed and in effect for a period of 60 consecutive days; or

6.                                      any other Event of Default provided in the Security or the Board Resolution or supplemental indenture, as applicable, with respect to Securities of that series.

Section 5.02.                          Acceleration of Maturity; Rescission and Annulment.  If an Event of Default with respect to any particular series of Securities and any related coupons occurs and is continuing (other than an Event of Default described in Section 5.01(4) or 5.01(5) with respect to the Company), then and in every such case either the Trustee for the Securities of such series or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the entire principal amount (or, in the case of (i) OID Securities, such lesser amount as may be provided for in the terms of that series or (ii) Indexed Securities, the amount determined in accordance with the specified terms of those Securities) of all the Securities of that series, to be due and payable immediately, by a notice in writing to the Company (and to such Trustee if given by Holders), and upon any such declaration of acceleration such principal or such lesser amount, as the case may be, together with accrued interest and all other amounts owing hereunder, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

If any Event of Default specified in Section 5.01(4) or 5.01(5) occurs with respect to the Company, all of the unpaid principal amount (or, if the Securities of any series then outstanding are (i) OID Securities, such lesser amount as may be provided for in the terms of that series or (ii) Indexed Securities, the amount determined in accordance with the specified terms of those Securities) and accrued interest on all Securities of each series then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Holder.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee for the Securities of any series as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and such Trustee, may rescind and annul such declaration and its consequences if:

1.                                      the Company has paid or deposited with such Trustee a sum sufficient to pay in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series):

A.                                    all overdue interest on all Securities of that series and any related coupons;

B.                                    the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at a rate per annum equal to the rate borne by the Securities of such series (or, in the case of (i) OID Securities, the Securities’ Yield to Maturity or (ii) Indexed Securities, the rate determined in accordance with the specified terms of those Securities), to the extent that the payment of such interest shall be legally enforceable;

C.                                    to the extent that payment of such interest is lawful, interest upon overdue interest at a rate per annum equal to the rate borne by the Securities of such series (or, in the case of (i) OID Securities, the Securities’ Yield to Maturity or (ii) Indexed Securities, the rate determined in accordance with the specified terms of those Securities); and

D.                                    all sums paid or advanced by such Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 6.07;

and

2.                                      all Events of Default with respect to the Securities of such series, other than the nonpayment of the principal of Securities of that series which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13. No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03.                          Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:

1.                                      default is made in the payment of any interest upon any Security of any series and any related coupons when such interest becomes due and payable and such default continues for a period of 30 days; or

2.                                      default is made in the payment of the principal of (or premium, if any, on) any Security of any series at its Maturity;

the Company will, upon demand of the Trustee for the Securities of such series, pay to the Trustee, for the benefit of the Holders of such Securities and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at a rate per annum equal to the rate borne by such Securities (or, in the case of (i) OID Securities, the Securities’ Yield to Maturity or (ii) Indexed Securities, the rate determined in accordance with the specified terms of those Securities); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 6.07.

If the Company fails to pay such amounts forthwith upon such demand, such Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding against the Company for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities of such series, wherever situated.

If an Event of Default with respect to Securities of any particular series occurs and is continuing, the Trustee for the Securities of such series may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of that series by such appropriate judicial proceedings as such Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04.                          Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee for the Securities of such series (irrespective of whether the principal (or, if the Securities of such series are (i) OID Securities or (ii) Indexed Securities, such amount as may be due and payable with respect to such Securities pursuant to a declaration in accordance with Section 5.02) of any Security of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether such Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

i.                                          to file and prove a claim for the whole amount of principal (or, if the Securities of such series are (i) OID Securities or (ii) Indexed Securities, such amount as may be due and payable with respect to such Securities pursuant to a declaration in accordance with Section 5.02) (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities of such series and any related coupons and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under

Section 6.07) and of the Holders of the Securities of such series and any related coupons allowed in such judicial proceeding; and

ii.                                       to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities and coupons to make such payments to such Trustee, and in the event that such Trustee shall consent to the making of such payments directly to the Holders of Securities and coupons, to pay to such Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, and any other amounts due such Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee for the Securities of any series to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Trustee for the Securities or coupons of any series to vote in respect of the claim of any Holder in any such proceeding for the election of a trustee in bankruptcy or other person performing similar functions.

Section 5.05.                          Trustee May Enforce Claims Without Possession of Securities or Coupons.  All rights of action and claims under this Indenture or the Securities or coupons of any series may be prosecuted and enforced by the Trustee for the Securities of any series without the possession of any of the Securities or coupons of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by such Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 6.07, be for the ratable benefit of the Holders of the Securities and coupons of such series in respect of which such judgment has been recovered.

Section 5.06.                          Application of Money Collected.  Any money collected by the Trustee for the Securities of any series pursuant to this Article with respect to the Securities or coupons of such series shall be applied in the following order, at the date or dates fixed by such Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities or coupons of such series, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due such Trustee under Section 6.07;

Second: To the payment of the amounts then due and unpaid upon the Securities and coupons of such series for principal of (and premium, if any) and interest, if any, on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons for principal (and premium, if any) and interest, if any, respectively; and

Third: The balance, if any, to the Company, its successors or assigns, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Section 5.07.                          Limitation on Suits.  No Holder of any Security of any particular series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

1.                                      an Event of Default with respect to that series shall have occurred and be continuing and such Holder shall have previously given written notice to the Trustee for the Securities of such series of such default and the continuance thereof;

2.                                      the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee for the Securities of such series to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

3.                                      such Holder or Holders have offered to such Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

4.                                      such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

5.                                      no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more Holders of Securities of that series shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of that series, or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of that series.

Section 5.08.                          Unconditional Right of Holders to Receive Payment.  Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Security on the respective Stated Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.09.                          Restoration of Rights and Remedies.  If the Trustee for the Securities of any series or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case the Company, such Trustee and the Holders of Securities or coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Trustee and such Holders shall continue as though no such proceeding had been instituted.

Section 5.10.                          Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee for the Securities of any series or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.                          Delay or Omission Not Waiver.  No delay or omission of the Trustee for the Securities of any series or of any Holder of any Security of such series to exercise any right or remedy accruing upon any Event of Default with respect to the Securities of such series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to such Trustee for the Securities or coupons of any series or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Trustee or by the Holders, as the case may be.

Section 5.12.                          Control by Holders.  The Holders of a majority in principal amount of the Outstanding Securities of any particular series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for the Securities of such series with respect to the Securities of that series or exercising any trust or power conferred on such Trustee with respect to such Securities, provided that:

1.                                      such direction shall not be in conflict with any rule of law or with this Indenture and could not involve the Trustee in personal liability; and

2.                                      such Trustee may take any other action deemed proper by such Trustee which is not inconsistent with such direction.

Section 5.13.                          Waiver of Past Defaults.  The Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series and any related coupons may on behalf of the Holders of all the Securities of that series waive any past default hereunder with respect to that series and its consequences, except:

1.                                      a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of that series; or

2.                                      a default with respect to a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.                          Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for the Securities or coupons of any series for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee for the Securities of any series, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any particular series or to any suit instituted by any Holder of any Security or coupon for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or the payment of any coupon on or after the respective Stated Maturities expressed in such Security or coupon (or, in the case of redemption, on or after the Redemption Date).

Section 5.15.                          Waiver of Stay or Extension Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee for any series of Securities, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16.                          Judgment Currency.  If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Security or any related coupon, it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security or coupon, then such conversion shall be made by the Currency Determination Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the “Judgment Date”). If pursuant to any such judgment, conversion shall be made on a date (the “Substitute Date”) other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the Company agrees to pay such additional amounts, if any, as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Security or coupon. Any amount due from the Company under this

Section 5.16 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security or coupon. In no event, however, shall the Company be required to pay more in the currency or currency unit due hereunder or under such Security or coupon at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency or currency unit stated to be due hereunder or under such Security or coupon so that in any event the Company’s obligations hereunder or under such Security or coupon will be effectively maintained as obligations in such currency or currency unit, and the Company shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

ARTICLE 6
THE TRUSTEE

Section 6.01.                          Certain Duties and Responsibilities.

a.                                      Except during the continuance of an Event of Default with respect to the Securities of any series for which the Trustee is serving as such,

1.                                      such Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against such Trustee; and

2.                                      in the absence of bad faith on its part, such Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to such Trustee, such Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

b.                                      In case an Event of Default with respect to a series of Securities has occurred and is continuing, the Trustee for the Securities of such series shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

c.                                       No provision of this Indenture shall be construed to relieve the Trustee for Securities of any series from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

1.                                      this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

2.                                      such Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

3.                                      such Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any particular series, determined as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred upon such Trustee, under this Indenture with respect to the Securities of that series; and

4.                                      no provision of this Indenture shall require the Trustee for any series of Securities to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

d.                                      Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee for any series of Securities shall be subject to the provisions of this Section.

Section 6.02.                          Notice of Defaults.  Within 90 days after the occurrence of any default hereunder with respect to Securities of any particular series, the Trustee for the Securities of such series shall give to Holders of Securities of that series, in the manner set forth in Section 1.05, notice of such default known to such Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of that series, or in the deposit of any sinking fund payment with respect to Securities of that series, such Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of such Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of that series and related coupons. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of that series.

Section 6.03.                          Certain Rights of Trustee.  Except as otherwise provided in Section 6.01:

a.                                      the Trustee for any series of Securities may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, discretion, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; the Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

b.                                      before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel conforming to Section 1.02 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion;

c.                                       the Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed by the Trustee with due care;

d.                                      any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 3.03 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

e.                                       whenever in the administration of this Indenture such Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

f.                                        such Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

g.                                       such Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture for which it is acting as Trustee, unless such Holders shall have offered to such Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

h.                                      such Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, discretion, consent, order, bond, debenture or other paper or document, but such Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters at it may see fit, and, if such Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company;

i.                                          the Trustee may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the part of any of them;

j.                                         the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

k.                                      the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

l.                                          the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

m.                                  the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 6.04.                          Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication thereof and in any coupons shall be taken as the statements of the Company, as the case may be, and neither the Trustee for any series of Securities, nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee for any series of Securities makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities, and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and correct, subject to the qualifications set forth therein. Neither the Trustee for any series of Securities nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.05.                          May Hold Securities.  The Trustee for any series of Securities, any Authenticating Agent, Paying Agent, Security Registrar or any other agent of the Company, or such Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06.                          Money Held in Trust.  Money held by the Trustee for any series of Securities in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee for any series of Securities shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company in writing, as the case may be.

Section 6.07.                          Compensation and Reimbursement.  The Company agrees:

1.                                      to pay to the Trustee for any series of Securities as the Company and the Trustee shall agree in writing from time to time such compensation for all services rendered by it hereunder as shall be agreed upon in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

2.                                      except as otherwise expressly provided herein, to reimburse the Trustee for any series of Securities upon its request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

3.                                      to indemnify such Trustee and its agents in Dollars for, and to hold them harmless against, any loss, damage, claims, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim, whether asserted by the Company or any Holder or any other Person, or liability in connection with the exercise or performance of any of their powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee for any series of Securities shall have a lien prior to the Securities upon all property and funds held or collected by such Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(4) or Section 5.01(5), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

Section 6.08.                          Disqualification; Conflicting Interests.  The Trustee for the Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series.

Section 6.09.                          Corporate Trustee Required Eligibility.  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the

United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million. If such corporation publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

Section 6.10.                          Resignation and Removal; Appointment of Successor.

a.                                      No resignation or removal of the Trustee for the Securities of any series and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

b.                                      The Trustee for the Securities of any series may resign at any time with respect to the Securities of such series by giving 15 days’ written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee for the Securities of such series within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

c.                                       The Trustee for the Securities of any series may be removed at any time with respect to the Securities of such series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, upon 30 days’ written notice delivered to such Trustee and to the Company.

d.                                      If at any time:

1.                                      the Trustee for the Securities of any series shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act, or

2.                                      such Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

3.                                      such Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove such Trustee and appoint a successor Trustee or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

e.                                       If the Trustee for the Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for the Securities of any series for any cause, the Company, shall promptly appoint a successor Trustee with respect to the Securities of such series and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of such series shall have not been appointed by the Company pursuant to this Section 6.10, then a successor Trustee may be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series upon 30 days’ written notice delivered to the Company and the retiring Trustee. If no successor Trustee for the Securities of such series shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner required by Section 6.11, and if such Trustee to be replaced is still incapable of acting, any Holder who has been a bona fide Holder of a Security of such series for at least six months, on behalf of himself and all others similarly situated, or the retiring Trustee, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

f.                                        The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner and to the extent provided in Section 1.05. Each notice shall include the name of the successor Trustee with respect to the Securities of that series and the address of its Corporate Trust Office.

Section 6.11.                          Acceptance of Appointment by Successor.

a.                                      Every such successor Trustee appointed hereunder with respect to the Securities of any series shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

b.                                      In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

c.                                       Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Subsections (a) or (b) of this Section, as the case may be.

d.                                      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee for the Securities of any series shall be qualified and eligible under this Article.

Section 6.12.                          Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee for the Securities of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.

Section 6.13.                          Preferential Collection of Claims Against Company.  The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in

Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

Section 6.14.                          Trustee’s Disclaimer.  The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Securities of any series, (ii) is not accountable for the Company’s use or application of the proceeds from the Securities of any series and (iii) is not responsible for any statement in the Securities of any series other than its certificate of authentication.

ARTICLE 7
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND THE COMPANY

Section 7.01.                          Company to Furnish Trustee Names and Addresses of Holders.  With respect to each particular series of Securities, the Company will furnish or cause to be furnished to the Trustee for the Securities of such series,

a.                                      semi-annually, not more than 15 days after each Regular Record Date relating to Securities of each series at the time Outstanding (or, if there is no Regular Record Date relating to that series, on June 30 and December 31), a list, in such form as such Trustee may reasonably require, containing all the information in the possession or control of the Company or any of its Paying Agents other than such Trustee as to the names and addresses of the Holders of that series as of such dates,

b.                                      on semi-annual dates on each year to be determined pursuant to Section 3.01 if the Securities of such series do not bear interest, a list of similar form and content, and

c.                                       at such other times as such Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by such Trustee in its capacity as Security Registrar for the Securities of such series, if so acting and provided that so long as the Trustee is the Security Registrar with respect to the Securities of any series, no such lists need be furnished.

Section 7.02.                          Preservation of Information; Communications to Holders.

a.                                      The Trustee for each series of Securities shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of the Securities of such series contained in the most recent lists furnished to such Trustee as provided in Section 7.01 and the names and addresses of Holders of the Securities of such series received by such Trustee in its capacity as Security Registrar for such series, if so acting. The Trustee for each series of Securities may destroy any list relating to such series of Securities furnished to it as provided in Section 7.01 upon receipt of a new list relating to such series so furnished.

b.                                      The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee shall be provided by the Trust Indenture Act.

c.                                       Every Holder of Securities of each series or coupons, by receiving and holding the same, agrees with the Company and the Trustee for the Securities of such series that neither the Company nor such Trustee, nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of the Securities of such series in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

Section 7.03.                          Reports by Trustee.

a.                                      Within 60 days after March 15 of each year, the Trustee for the Securities of each series shall mail to each Holder of the Securities of such series entitled to receive reports pursuant to Section 7.04, a brief report dated as of such date that complies with Section 313(a) of the Trust Indenture Act (but if no event described in Section 313(a) of the Trust Indenture Act has occurred within the twelve months preceding such March 15, no report need be transmitted).  The Trustee for the Securities of each series shall also comply with Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act.

b.                                      At the time that the Trustee for the Securities of each series mails such a report to the Holders of Securities of such series, each such Trustee shall file a copy of that report with the Commission and with each stock exchange on which the Securities of that series are listed. The Company shall provide notice to the appropriate Trustee when the Securities of any series are listed on any stock exchange.

Section 7.04.                          Reports by Company.  The Company will:

1.                                      file with the Trustee for the Securities of such series, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with such Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

2.                                      file with the Trustee for the Securities of such series and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

3.                                      transmit by mail to all Holders of Securities of each series, as provided in Section 7.03(a), within 30 days after the filing thereof with the Trustee for the Securities of such series, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

The Company shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via the Electronic Data Gathering, Analysis, and Retrieval system (or any successor electronic delivery procedure).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee, subject to Section 6.01 hereof, is entitled to rely exclusively on Officer’s Certificates).

ARTICLE 8
CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.01.                          Company May Consolidate, Etc., Only on Certain Terms.

(a)                                 The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

1.                                      either the Company shall be the continuing corporation or the corporation (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee for each series of Securities, in form reasonably satisfactory to each such Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities and any related coupons and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

2.                                      immediately after giving effect to such transaction, no Event of Default with respect to any series of Securities, and no event which, after notice or lapse of time, or both, would become an Event of Default with respect to any series of Securities, shall have happened and be continuing; and

3.                                      the Company has delivered to the Trustee for each series of Securities an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer comply with this Article and, that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)                                 Notwithstanding the foregoing:

1.              the Company and any Subsidiary may consolidate with or merge into any other person or convey or transfer its properties and assets, substantially as an entity to the Company or any Subsidiary; and

2.              the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any state thereof or the District of Columbia to realize tax or other benefits.

Section 8.02.                          Successor Person Substituted.  Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Securities and any related coupons and, in the event of any such consolidation, merger, conveyance or transfer, the Company as the predecessor Person may thereupon or at any time thereafter be dissolved, wound up, or liquidated.

ARTICLE 9
SUPPLEMENTAL INDENTURES

Section 9.01.                          Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders of Securities or coupons, the Company, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to such Trustee, for any of the following purposes:

1.                                            to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

2.                                            to comply with Article Eight of this Indenture; or

3.                                            to add to the covenants of the Company, for the benefit of the Holders of all or any particular series of Securities and any related coupons (and, if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

4.                                            to add any additional Events of Default with respect to any or all series of Securities (and, if any such Event of Default applies to fewer than all series of Securities, stating each series to which such Event of Default applies); provided, however, that in respect of any such additional Events of Default, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available to the Trustee upon such default or may limit the right of Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default; or

5.                                            to pledge property to the Trustee as security for the Securities; or

6.                                            to provide for the issuance of additional Securities;

7.                                            to add guarantees with respect to the Securities; or

8.                                            to add to or to change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any) or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations, to provide for the issuance of uncertificated Securities of any series in addition to or in place of any certificated Securities and to make all appropriate changes for such purposes; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

9.                                            to change or eliminate any of the provisions of this Indenture, provided, however, that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

10.                                     to evidence and provide for the acceptance of appointment hereunder of a Trustee other than U.S. Bank National Association as Trustee for a series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.09; or

11.                                     to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

12.                                     to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, other conditions, limitations and restrictions thereafter to be observed; or

13.                                     to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 4.01; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of Securities in any material respect; or

14.                                     to add to or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act or to maintain the qualification of this Indenture under the Trust Indenture Act; or

15.                                     to issue and establish the form and terms of any series of Securities; or

16.                                     to provide for uncertificated or Unregistered Securities and to make all appropriate changes for such purpose; or

17.                                     to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights hereunder of any Holder of Securities; or

18.                                     to cure any ambiguity or mistake, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee for the Securities of any series or to surrender any right or power herein conferred upon the Company, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any particular series in any material respect; or

19.                                     to conform any provision to the “Description of Notes” in the offering memorandum or prospectus for the Securities of such series.

Section 9.02.                          Supplemental Indentures With Consent of Holders.  The Company, when authorized by a Board Resolution, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such Securities and any related coupons under this Indenture, but only with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby, in each case by Act of said Holders of Securities of each such series delivered to the Company and the Trustee for Securities of each such series (and notwithstanding the foregoing, for this Section 9.02 said Holders of each such series may vote together if they are similarly affected thereby); provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

1.                                      change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, if any (or, in the case of OID Securities, reduce the rate of accretion of original issue discount), or any premium payable upon the redemption thereof, or reduce the amount of the principal of an OID Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or provable in bankruptcy, or, in the case of Indexed Securities, reduce the amount payable in accordance with the terms of those Securities upon a declaration of acceleration of Maturity thereof, or provable in bankruptcy, pursuant to Section 5.02, or change the Place of Payment, or the currency or currency unit in which any Security or the principal or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Securities by the Company (or the time when such redemption, repayment or purchase may be made); or

2.                                      reduce the percentage in principal amount of the Outstanding Securities of any particular series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

3.                                      modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security or coupon with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.09, 6.11(b), 9.01(10) and 9.01(11).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03.                          Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee for any series of Securities shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee for any series of Securities may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee’s own rights, liabilities, duties or immunities under this Indenture or otherwise.

Section 9.04.                          Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.

Section 9.05.                          Conformity With Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06.                          Reference in Securities to Supplemental Indentures.  Securities of any particular series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee for the Securities of such series, bear a notation in form approved by such Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series and any related coupons so modified as to conform, in the opinion the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and such Securities may be authenticated and delivered by such Trustee in exchange for Outstanding Securities of such series and any related coupons.

ARTICLE 10
GUARANTEES

Section 10.01.                   Applicability of this Article.  Except as otherwise specified as contemplated by Section 3.02 hereof, the provisions of this Article 10 will be applicable to any series of Securities which is to be guaranteed by one or more Guarantors.

Section 10.02.                   Guarantee.  Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of Securities of a particular series as to which it is a Guarantor authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities of such series or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities of such series will be promptly paid in full when due, whether at Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and premium, if any, and interest on the Securities of such series, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities of such series or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Subject to this Article 10, the Guarantors hereby, jointly and severally, agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities of a series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of such series with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities of such series and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.03.                   Limitation on Guarantor Liability.  Each Guarantor, and by its acceptance of Securities of a series, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.04.                   Release of Guarantors.  The Guarantee of a Guarantor with respect to any series of Securities will be released under the circumstances specified for such series of Securities pursuant to Section 3.01 hereof.

ARTICLE 11
COVENANTS

Section 11.01.                   Payment of Principal (and Premium, if any) and Interest, if any.  The Company agrees, for the benefit of each particular series of Securities, that it will duly and punctually pay in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) the principal of (and premium, if any) and interest, if any, on that series of Securities in accordance with the terms of the Securities of such series, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. The interest, if any, due in respect of any temporary or permanent Global Security, together with any additional amounts payable in respect thereof, as provided in the terms and conditions of such Security, shall be payable only upon presentation of such Security to the Trustee thereof for notation thereon of the payment of such interest.

Section 11.02.                   Maintenance of Office or Agency.  If Securities of a series are issuable only as Registered Securities the Company will maintain in each Place of Payment for that series an office or agency where Securities of that series may be presented or surrendered for payment, an office or agency where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company with respect to the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain (A) an office or agency (which may be the same office or agency) in a Place of Payment for that series in the United States where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United

States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee for the Securities of that series of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee for the Securities of that series with the address thereof, such presentations (to the extent permitted by law), and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of such Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment at the offices specified in the Security, and the Company hereby appoints the same as its agent to receive such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 3.01, no payment of principal (and premium, if any) or interest, if any, on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Payments will not be made in respect of Bearer Securities or coupons appertaining thereto pursuant to presentation to the Company, or its designated Paying Agents within the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest, if any, on any Bearer Security denominated and payable in Dollars will be made at the office of the Company’s Paying Agent in the United States, if, and only if, payment in Dollars of the full amount of such principal, premium or interest, as the case may be, at all offices or agencies outside the United States maintained for that purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions and the Company has delivered to the Trustee an Opinion of Counsel to that effect.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Place of Payment) where the Securities of one or more series may be presented or surrendered for any or all of the purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purpose. The Company will give prompt written notice to the Trustee for the Securities of each series so affected of any such designation or rescission and of any change in the location of any such office or agency. Unless otherwise specified with respect to any Securities pursuant to Section 3.01 with respect to a series of Securities, the Company hereby designates as a Place of Payment for each series of Securities the office of the Trustee, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

Section 11.03.                   Money for Securities Payments To Be Held in Trust.  If the Company shall at any time act as its own Paying Agent with respect to any particular series of Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee for the Securities of such series of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any particular series of Securities and any related coupons, it will, prior to each due date of the principal of (and premium, if any) or interest, if any, on any such Securities, deposit with a Paying Agent for the Securities of such series a sum (in the currency or currency unit described in the preceding paragraph) sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee for the Securities of such series) the Company will promptly notify such Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any particular series of Securities other than the Trustee for the Securities of such series to execute and deliver to such Trustee an instrument in which such Paying Agent shall agree with such Trustee, subject to the provisions of this Section, that such Paying Agent will:

1.                                      hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

2.                                      give such Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (or premium, if any) and interest, if any, on Securities of that series; and

3.                                      at any time during the continuation of any such default, upon the written request of such Trustee, forthwith pay to such Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee for the Securities of any series all sums held in trust by the Company or such Paying Agent, such sums to be held by such Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to such Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 11.04.                   Statements as to Compliance.  The Company will deliver to the Trustee for each series of Securities, within 120 days after the end of each fiscal year, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that to the best of his knowledge, the Company is in compliance with all conditions and covenants under this Indenture. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

Section 11.05.                   Corporate Existence.  Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 11.06.                   [Intentionally Omitted.]

Section 11.07.                   Waiver of Certain Covenants.  The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 11.04 (and any other covenant or condition in addition to those set forth herein applicable to Securities of any series pursuant to Section 3.01 hereof), if before or after the time for such compliance the Holders of more than 50% in principal amount of the Outstanding Securities of each series of Securities affected by the omission shall, in each case by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee for the Securities of each series with respect to any such covenant or condition shall remain in full force and effect.

Section 11.08.                   [Intentionally Omitted.]

Section 11.09.                   [Intentionally Omitted.]

Section 11.10.                   [Intentionally Omitted.]

ARTICLE 12
REDEMPTION OF SECURITIES

Section 12.01.                   Applicability of This Article.  Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.

Section 12.02.                   Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Securities of any series shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any particular series, the Company shall, at least 15 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee for the Securities of such series) notify such Trustee by Company Request of such Redemption Date and of the principal amount of Securities of that series to be redeemed and shall deliver to such Trustee such documentation and records as shall enable such Trustee to select the Securities to be redeemed pursuant to Section 12.03. In the case of any redemption of Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee for Securities of such series with an Officer’s Certificate evidencing compliance with such restriction.

Section 12.03.                   Selection by Trustee of Securities to Be Redeemed.  If less than all the Securities are to be redeemed, the Company may select the series to be redeemed, and if less than all the Securities of any series are to be redeemed, the particular Securities of that series to be redeemed shall be selected not more than 60 days prior to the Redemption Date, from the Outstanding Securities of that series not previously called for redemption, by lot or according to the Depositary’s applicable procedures in the case of Securities represented by a Global Security, or, in the case of Securities not represented by a Global Security, by the Trustee for the Securities of such series by such method as such Trustee shall deem fair and appropriate and which, in each case, may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series, or any integral multiple thereof) of the principal amount of Securities of that series of a denomination larger than the minimum authorized denomination for Securities of that series pursuant to Section 3.02 in the currency or currency unit in which the Securities of such series are denominated.

The Trustee for the Securities of any series to be redeemed shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 12.04.                   Notice of Redemption.  Notice of redemption shall be given in the manner provided in Section 1.05 not later than the fifteenth (15th) day and not earlier than the sixtieth (60th) day prior to the Redemption Date, to each Holder of Securities to be redeemed.

All notices of redemption shall state:

1.                                      the Redemption Date,

2.                                      the Redemption Price, or if not then ascertainable, the manner of calculation thereof,

3.                                      if less than all Outstanding Securities of a particular series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed, including the Identifying Number of such Securities,

4.                                      that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any (or in the case of OID Securities, original issue discount), shall cease to accrue on and after said date,

5.                                      the place or places where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date are to be surrendered for payment of the Redemption Price,

6.                                      that the redemption is for a sinking fund, if such is the case,

7.                                      that, unless otherwise specified in such notice, if applicable, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price or security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished, and

8.                                      if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 3.05 or otherwise, the last date, as determined by the Company, on which such exchanges may be made.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee for such Securities in the name and at the expense of the Company.

Section 12.05.                   Deposit of Redemption Price.  On or prior to 10:00 A.M., New York City time, of business on any Redemption Date, the Company shall deposit with the Trustee for the Securities to be redeemed or with a Paying Agent for such Securities (or, if the Company is acting as its own Paying Agent for such Securities, segregate and hold in trust as provided in Section 11.03) an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such Series) sufficient to pay the principal amount of (and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Securities which are to be redeemed on that date.

Section 12.06.                   Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currency unit in which the Securities of such series are payable (except as otherwise provided pursuant to Section 3.01 for the Securities of such series) and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of such Security for redemption in accordance with said notice together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security or specified portions thereof shall be paid by the Company at the Redemption Price; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 11.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of coupons for such interest, and provided, further, that unless otherwise specified as contemplated by Section 3.01, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Bearer Security surrendered for redemption shall not be accompanied by all coupons appertaining thereto maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons or the surrender of such missing coupon or coupons may be waived by the Company if there is furnished to the Company, the Trustee for such Security and any Paying Agent such security or indemnity as they may require to save the Company, such Trustee and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to such Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 11.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Security (or, in the case of (i) OID Securities, the Security’s Yield to Maturity or (ii) Indexed Securities, the rate determined in accordance with the specified terms of those Securities).

Section 12.07.                   Securities Redeemed in Part.  Any Registered Security which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee for such Security so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, and the Security Registrar for such Security duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and such Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities, of any authorized denomination as requested by such Holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Registered Security so surrendered.

ARTICLE 13
SINKING FUNDS

Section 13.01.                   Applicability of This Article.  Redemption of Securities through operation of a sinking fund as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any particular series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any particular series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any particular series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 13.02. Each sinking fund payment shall be applied to the redemption of Securities of any particular series as provided for by the terms of Securities of that series.

Section 13.02.                   Satisfaction of Sinking Fund Payments With Securities.  The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee for such Securities at the principal amount thereof and the amount of such sinking fund payment shall be reduced accordingly.

Section 13.03.                   Redemption of Securities for Sinking Fund.  Not less than 60 days prior to each sinking fund payment date for any particular series of Securities, the Company will deliver to the Trustee for the Securities of such series an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currency unit in which the Securities of that series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of that series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 13.02 and shall state the basis for such credit and that such Securities have not previously been so credited and will also deliver to such Trustee any Securities to be so delivered. Such Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 12.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 12.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 12.06 and 12.07.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of             .

MAGELLAN HEALTH, INC.,

As Company

By:
Name:
Title:

U.S BANK NATIONAL ASSOCIATION

As Trustee

By:
Name:
Title: